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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

April 12, 2012

Dear Stockholder:

        You are cordially invited to attend this year's Annual Meeting of Stockholders of Main Street Capital Corporation, which will be held on June 14, 2012, at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

        If your shares are held in book-entry form on the records of American Stock Transfer & Trust Company, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in "street name," your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

        Thank you for your support.

Sincerely yours,

VINCENT D. FOSTER Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 14, 2012.

        Our proxy statement and annual report on Form 10-K for the year ended December 31, 2011 are available on the Internet at http://mainstcapital.com under the "Proxy and Annual Reports" section of our web site.

        The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

  •
  The date, time and location of the meeting;

  •
  A list of the matters intended to be acted on and our recommendations regarding those matters;

  •
  Any control/identification numbers that you need to access your proxy card; and

  •
  Information about attending the meeting and voting in person.

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

        The 2012 Annual Meeting of the Stockholders of Main Street Capital Corporation, a Maryland corporation, will be held at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas, on Thursday, June 14, 2012, at 9:00 AM local time, in order to:

  (1)
  elect our directors for a term of one year;

  (2)
  approve a proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share, subject to certain limitations described in the accompanying proxy statement (including that the number of shares sold in each offering does not exceed 25% of our outstanding common stock immediately prior to such sale); and

  (3)
  transact such other business as may properly come before the meeting or any adjournment thereof.

        If you were a stockholder as of the close of business on April 2, 2012, you are entitled to vote at the meeting and at any adjournment thereof.

        Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption "Voting Information."

        We have enclosed a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, with this notice and proxy statement.

By Order of the Board of Directors,
JASON B. BEAUVAIS Secretary

Dated: April 12, 2012

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Page
GENERAL INFORMATION	1
VOTING INFORMATION	1
Record Date and Who May Vote	1
How to Vote	1
How to Revoke or Change Your Vote	2
Quorum	2
Proposals to Be Voted on; Vote Required; and How Votes Are Counted	2
Confidential Voting	3
ELECTION OF DIRECTORS (ITEM 1)	3
CORPORATE GOVERNANCE	9
Director Independence	9
Communications with the Board	9
Board Leadership Structure	10
Board of Directors and its Committees	10
Compensation Committee Interlocks and Insider Participation	11
Director Nomination Process	11
Board's Role in the Oversight of Risk Management	13
COMPENSATION OF DIRECTORS	14
Director Compensation Table	14
EXECUTIVE OFFICERS	15
COMPENSATION DISCUSSION AND ANALYSIS	17
Compensation Philosophy and Objectives	17
Assessment of Market Data	18
Assessment of Company Performance	18
Executive Compensation Components	19
Potential Payments Upon Change in Control	20
Tax Deductibility of Compensation	21
Participation of Executives in Outside Public Directorships	21
Stockholder Advisory Vote on Executive Compensation	21
2011 Compensation Determination	21
COMPENSATION COMMITTEE REPORT	23
COMPENSATION OF EXECUTIVE OFFICERS	24
Summary Compensation Table	24
Grants of Plan-Based Awards	25
Outstanding Equity Awards at Fiscal Year-End	26
Equity Awards Vested in 2011 Fiscal Year	27
Risk Management and Compensation Policies and Practices	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
AUDIT COMMITTEE REPORT	29
APPROVAL TO AUTHORIZE THE SALE OF COMMON STOCK, WITH APPROVAL OF OUR BOARD OF DIRECTORS, DURING THE NEXT YEAR AT A PRICE BELOW NET ASSET VALUE PER SHARE, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED HEREIN (ITEM 2)	31
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
STOCKHOLDERS' PROPOSALS	39
PRIVACY NOTICE	40

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS

 GENERAL INFORMATION

        This proxy statement and accompanying proxy card is being mailed to the stockholders of Main Street Capital Corporation ("Main Street," the "Company," "we," "us," or "our") beginning on April 12, 2012. Our Board of Directors is soliciting your proxy to vote your shares at our 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 14, 2012 at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas, at 9:00 AM local time. The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. The Company has engaged Phoenix Advisory Partners to assist in the solicitation for a fee that we estimate to be approximately $25,000, though the costs could be lower or higher than our estimate. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in "street name"), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses.

VOTING INFORMATION

Record Date and Who May Vote

        Our Board of Directors selected April 2, 2012 as the record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, American Stock Transfer and Trust Company, on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.

        On the Record Date, 27,061,484 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

        For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. In either case, telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

        By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

        If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters. Since none of the proposals to be voted on at the Annual Meeting are routine matters, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. The broker or nominee will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

        You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Revoke or Change Your Vote

        For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

        For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

        The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted

        We are asking you to vote on the following:

  •
  the election of all of the members of our Board of Directors; and

  •
  the proposal to authorize us, with approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share, subject to certain limitations described herein (including that the number of shares sold in each offering does not exceed 25% of our outstanding common stock immediately prior to such sale).

        Election of Directors.    The affirmative vote, in person or by proxy, of a plurality of all the votes cast at the Annual Meeting is sufficient to elect a director. Each share may be voted for each of the six director nominees. Votes that are withheld will have no effect on the outcome of the vote on this item.

        Approval to Authorize the Sale of Common Stock, with Approval of our Board of Directors, During the Next Twelve Months at a Price Below Net Asset Value Per Share, Subject to Certain Limitations Described Herein. Under the Investment Company Act of 1940, or the 1940 Act, the affirmative vote of (1) the holders of a majority of the shares of stock outstanding and entitled to vote at the Annual Meeting; and (2) the holders of a majority of the shares of stock outstanding and entitled to vote at the Annual Meeting that are not held by affiliated persons of our company (as such term is defined in the 1940 Act) is required to approve this proposal. For purposes of this proposal, the 1940 Act defines "a majority of the outstanding shares" as: (A) 67% or more of the voting securities of a company present at a meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) 50% of the outstanding voting securities of such company, whichever is less. Abstentions will have the effect of votes against this proposal.

        We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Confidential Voting

        All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

  •
  to meet any legal requirements;

  •
  to permit independent inspectors of election to tabulate and certify your vote; or

  •
  to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS

(ITEM 1)

        Pursuant to our articles of incorporation, each member of our Board of Directors serves a one-year term, until the next annual meeting of stockholders and until his respective successor is duly qualified and elected. Currently, our Board of Directors currently has six members, of whom four are not "interested persons" of Main Street, as defined in the 1940 Act. The NYSE Listed Company Manual requires that we maintain a majority of independent directors on the Board of Directors and provides that a director of a business development company, like us, shall be considered to be independent if he or she is not an "interested person" of the business development company, as defined in the 1940 Act.

        The term of office of all directors will expire at this year's Annual Meeting. On the nomination of our Board of Directors, Messrs. Michael Appling Jr., Joseph E. Canon, Arthur L. French, J. Kevin Griffin, Vincent D. Foster and Todd A. Reppert will stand for reelection as directors at the Annual Meeting for a term of one year.

        Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote "FOR" the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

        Set forth below is certain information (as of April 2, 2012) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Main Street and our Board of Directors. Certain of our directors who are also our officers may serve as directors of, or on the boards of, certain of our portfolio companies. The business address of each nominee listed below is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Nominees

Name and Principal Occupation	Age	Director Since
Independent Directors
Michael Appling, Jr.	45	2007

Mr. Appling is the President and Chief Executive Officer of TNT Crane & Rigging Inc., a privately held full service crane and rigging operator. From July 2002 through August 2007, he was the Executive Vice President and Chief Financial Officer of XServ, Inc., a large private equity-funded, international industrial services and rental company. Mr. Appling has also held the position of CEO and President for United Scaffolding, Inc., an XServ, Inc. operating subsidiary. In February 2007, XServ, Inc. was sold to The Brock Group, a private industrial services company headquartered in Texas. From March 2000 to June 2002, Mr. Appling served as the Chief Financial Officer of CheMatch.com, an online commodities trading forum. ChemConnect, Inc., a venture-backed independent trading exchange, acquired CheMatch.com in January 2002. From June 1999 to March 2000, Mr. Appling was Vice President and Chief Financial Officer of American Eco Corporation, a publicly traded, international fabrication, construction and maintenance provider to the energy, pulp and paper and power industries. Mr. Appling worked for ITEQ, Inc., a publicly traded, international fabrication and services company, from September 1997 to May 1999, first as a Director of Corporate Development and then as Vice President, Finance and Accounting. From July 1991 to September 1997, Mr. Appling worked at Arthur Andersen LLP, where he practiced as a certified public accountant. We believe Mr. Appling is qualified to serve on our Board of Directors because of his extensive finance and accounting experience, as well as his executive leadership and management experience as a chief executive officer.

Name and Principal Occupation	Age	Director Since
Joseph E. Canon	69	2007

Since 1982, Mr. Canon has been the Executive Vice President and Executive Director, and a member of the Board of Directors, of Dodge Jones Foundation, a private charitable foundation located in Abilene, Texas. He has also been involved during this time as an executive officer and director of several private companies and partnerships with emphasis on energy, financial and other alternative investments. Prior to 1982, Mr. Canon was an Executive Vice President of the First National Bank of Abilene. From 1974 to 1976, he was the Vice President and Trust Officer with the First National Bank of Abilene. Mr. Canon currently serves on the Board of Directors of First Financial Bankshares, Inc. (NASDAQ-GM: FFIN), a $3 billion bank and financial holding company headquartered in Abilene, Texas. Mr. Canon also serves on the Board of Directors for several bank and trust/asset management subsidiaries of First Financial Bankshares, Inc. He has also served as an executive officer and member of the Board of Directors of various other organizations including the Abilene Convention and Visitors Bureau, Abilene Chamber of Commerce, Conference of Southwest Foundations, City of Abilene Tax Increment District, West Central Texas Municipal Water District and the John G. and Marie Stella Kenedy Memorial Foundation. We believe Mr. Canon's qualifications to serve on our Board of Directors include his many years of managing and investing assets on behalf of public and private entities, his considerable experience in trust banking activities and practices, and his experience on other public boards of directors.

Name and Principal Occupation	Age	Director Since
Arthur L. French	71	2007

Mr. French has served in a variety of executive management and board of director roles over the course of his business career. He began his private investment activities in 2000 and served as a director of Fab Tech Industries, a steel fabricator, from November 2000 until August 2009, as a director of Houston Plating and Coatings Company, an industrial coatings company, from 2002 until 2007, as a director of Rawson LP, an industrial distribution and maintenance services company, from May 2003 until June 2009, and as non-executive chairman of Rawson Holdings, LLC from March 2009 until December 2010. From September 2003 through March 2007, Mr. French was a member of the Advisory Board of Main Street Capital Partners, LLC and a limited partner of Main Street Mezzanine Fund, LP (both of which are now subsidiaries of Main Street). Mr. French currently serves as an advisor to LKCM Capital Group ("LKCM Capital"), an investment company headquartered in Ft. Worth, Texas. Since January 2011, he has also served as chairman of LKCM Distribution Holdings, LP, a LKCM Capital portfolio company that provides strategy overview and direction for several industrial distribution organizations engaged in maintenance and technical services, engineered products distribution and light manufacturing. In addition, since April 2010, Mr. French has served as a director of Industrial Distribution Group, another LKCM Capital portfolio company that provides industrial components and store room management services for manufacturing companies. From 1996-1999, Mr. French was Chairman and Chief Executive Officer of Metals USA Inc. (NYSE), where he managed the process of founders acquisition, assembled the management team and took the company through a successful IPO in July 1997. From 1989-1996, he served as Executive Vice President and Director of Keystone International, Inc. (NYSE), a manufacturer of flow controls equipment. After serving as a helicopter pilot in the United States Army, Captain-Corps of Engineers from 1963-1966, Mr. French began his career as a Sales Engineer for Fisher Controls International, Inc., in 1966. During his tenure with Fisher Controls, from 1966-1989, Mr. French held various titles, and ended his career at Fisher Controls as President, Chief Operating Officer and Director. We believe Mr. French is qualified to serve on our Board of Directors because of his executive management and leadership roles within numerous public and private companies and his experience in investing in private companies.

J. Kevin Griffin	40	2011

Since 2008, Mr. Griffin has been a Managing Director of Fennebresque & Co., LLC, an investment banking firm located in Charlotte, North Carolina. From 2003 through 2007, he was a Partner at McColl Partners, LLC, where he originated and executed middle market M&A transactions. Prior to McColl Partners, Mr. Griffin worked in the M&A and corporate finance divisions of Lazard Ltd, JPMorgan, and Bank of America in New York, Chicago, and Charlotte. Mr. Griffin's investment banking experience consists primarily of executing and originating mergers and acquisitions and corporate finance transactions. We believe Mr. Griffin is qualified to serve on our Board of Directors because of his extensive finance and valuation experience, as well as his extensive background in working with middle market companies in an M&A and advisory capacity.

Name and Principal Occupation	Age	Director Since
Interested Directors
Messrs. Foster and Reppert are interested persons, as defined in the 1940 Act, due to their positions as officers of Main Street.
Vincent D. Foster	55	2007

Mr. Foster has served as the Chairman of our Board of Directors, our Chief Executive Officer and as a member of our investment committee since 2007 and as a member of our credit committee since 2011. Mr. Foster also currently serves as a founding director of Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, and Team, Inc. (NASDAQ: TISI), which provides specialty contracting services to the petrochemical, refining, electric power and other heavy industries. He also served as a director of U.S. Concrete, Inc. (NASDAQ-CM: USCR) from 1999 until 2010 and Carriage Services, Inc. (NYSE: CSV) from 1999 to November 2011. In addition, Mr. Foster served as a founding director of the Texas TriCities Chapter of the National Association of Corporate Directors from 2004 to 2011. Mr. Foster, a C.P.A., had a 19-year career with Arthur Andersen, where he was a partner from 1988-1997. Mr. Foster was the director of Andersen's Corporate Finance and Mergers and Acquisitions practice for the Southwest United States and specialized in working with companies involved in consolidating their respective industries. From 1997, Mr. Foster co-founded and has acted as co-managing partner or chief executive of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including Main Street Mezzanine Fund, LP and its general partner, Main Street Mezzanine Management, LLC, Main Street Capital II, LP and its general partner, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. Mr. Foster received the Ernst & Young Entrepreneur of the Year 2008 Award in the financial services category in the Houston & Gulf Coast Area. The program honors entrepreneurs who have demonstrated exceptionality in innovation, financial performance and personal commitment to their businesses and communities. We believe Mr. Foster is qualified to serve on our Board of Directors because of his intimate knowledge of our operations through his day-to-day leadership as Chief Executive Officer of Main Street, along with his comprehensive experience on other public Boards of Directors and his extensive experience in tax, accounting, mergers and acquisitions, corporate governance and finance.

Name and Principal Occupation	Age	Director Since
Todd A. Reppert	42	2007

Mr. Reppert has served as our President and as a member of our investment committee since 2007, and as a member of our credit committee since 2011. Mr. Reppert also serves as a director and member of the audit committee for Consolidated Graphics, Inc. (NYSE: CGX), which is one of North America's leading commercial general printing companies. Mr. Reppert also served as our Chief Financial Officer from 2007 until 2011. From 2000, Mr. Reppert co-founded and has acted as co-managing partner or in other executive roles of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including Main Street Mezzanine Fund, LP and its general partner, Main Street Mezzanine Management, LLC, Main Street Capital II, LP and its general partner, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. Prior to that, he was a principal of Sterling City Capital, LLC, a private investment group focused on small to middle-market companies. Prior to joining Sterling City Capital in 1997, Mr. Reppert was with Arthur Andersen LLP since 1991. At Arthur Andersen LLP, he assisted in several industry consolidation initiatives, as well as numerous corporate finance and merger/acquisition initiatives. We believe Mr. Reppert's qualifications to serve on our Board of Directors include his extensive finance and accounting experience, his management and operational experience as the President of Main Street, and his considerable experience in corporate finance, mergers and acquisitions and investing in lower middle-market companies.

        The affirmative vote, in person or by proxy, of a plurality of all the votes cast at the Annual Meeting is sufficient to elect a director. Each share may be voted for each of the six director nominees. Votes that are withheld will have no effect on the outcome of the vote on this item.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

        We maintain a corporate governance section on our Web site which contains copies of the charters for the committees of our Board of Directors. The corporate governance section may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our Web site. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056:

    Audit Committee Charter
    Nominating and Corporate Governance Committee Charter
    Compensation Committee Charter

        In addition, our Code of Business Conduct and Ethics and our Corporate Governance and Stock Ownership Guidelines may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our Web site and are available in print to any stockholder who requests a copy in writing.

Director Independence

        Our Board of Directors currently consists of six members, four of whom are classified under applicable listing standards of the New York Stock Exchange as "independent" directors and under Section 2(a)(19) of the 1940 Act as not "interested persons." Based on these independence standards, our Board of Directors has affirmatively determined that the following directors are independent:

    Michael Appling Jr.
    Joseph E. Canon
    Arthur L. French
    J. Kevin Griffin

        Our Board of Directors considered the following relationships in evaluating our directors' independence under the applicable listing standards of the New York Stock Exchange. Both Messrs. Canon and French had previously been limited partners in Main Street Mezzanine Fund, LP, and Mr. French had previously served on the Advisory Board of Main Street Capital Partners, LLC, one of our wholly owned subsidiaries and the investment adviser to Main Street Mezzanine Fund, LP and Main Street Capital II, LP, prior to our acquisition of these entities. Messrs. Canon and French were also limited partners in Main Street Capital II, LP, a Small Business Investment Company, or SBIC, fund licensed by the United States Small Business Administration, in which we acquired a majority limited partnership interest in January 2010. In February 2012, after obtaining exemptive relief from the Securities and Exchange Commission, or SEC, the Company acquired the limited partnership interest of each of Mr. French and Mr. Canon in Main Street Capital II, LP, along with the limited partnership interest of other affiliates of the Company, in accordance with the terms and conditions of such relief. Our Board of Directors determined that the prior relationships and transactions described above would not impact the ability of either Mr. Canon or Mr. French to exercise independent judgment and do not impair the independence of either of them.

Communications with the Board

        Stockholders or other interested persons may send written communications to the members of our Board of Directors, addressed to Board of Directors, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board of Directors.

 Board Leadership Structure

        Mr. Foster currently serves as both our Chief Executive Officer and as the Chairman of our Board of Directors. As our Chief Executive Officer, Mr. Foster is an "interested person" under Section 2(a)(19) of the 1940 Act. The Board believes that the Company's Chief Executive Officer is currently best situated to serve as Chairman given his history with the Company, his deep knowledge of the Company's business and his extensive experience in managing private debt and equity investments in lower middle market companies. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board is to oversee the development of strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director as described below, is in the best interest of our stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

        Our Board of Directors designated Arthur L. French as Lead Independent Director to preside at all executive sessions of non-management directors. In the Lead Independent Director's absence, the remaining non-management directors may appoint a presiding director by majority vote. The non-management directors meet in executive session without management on a regular basis. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and facilitating collaboration and communication between the non-management directors and management. Stockholders or other interested persons may send written communications to Arthur L. French, addressed to Lead Independent Director, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056.

Board of Directors and its Committees

        Board of Directors.    Our Board of Directors met six times and acted by unanimous written consent nine times during 2011. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during 2011, and all directors attended the 2011 Annual Meeting of Stockholders in person. Our Board of Directors expects each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders.

        Committees.    Our Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board of Directors. The current members of the committees are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating and Corporate Governance
Michael Appling Jr.	Chair		☒
Joseph E. Canon	☒	☒	Chair
Arthur L. French	☒	Chair
J. Kevin Griffin	☒	☒	☒

        Audit Committee.    During the year ended December 31, 2011, the Audit Committee met five times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board of Directors with its review and approval of the determination of the fair value of our debt and equity investments, and other financial investments, that are not publicly traded or for which current market values are not readily available. The current members of the Audit Committee are Messrs. Appling, Canon, French and Griffin. Our Board of Directors has determined that each of Messrs. Appling, Canon and Griffin is an "Audit Committee financial expert" as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information under "Election of Directors" above.

        Compensation Committee.    During the year ended December 31, 2011, the Compensation Committee met five times and acted by unanimous written consent once. The Compensation Committee determines the compensation and related benefits for our executive officers including the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. In addition, the Compensation Committee assists the Board of Directors in developing and evaluating the compensation of our non-management directors and evaluating succession planning with respect to the chief executive officer and other key executive positions. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board of Directors, except the employee directors do not vote with respect to their compensation. The current members of the Compensation Committee are Messrs. Canon, French and Griffin.

        Nominating and Corporate Governance Committee.    During the year ended December 31, 2011, the Nominating and Corporate Governance Committee met five times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board of Directors, identifying, researching and recommending to the Board of Directors director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board, developing and recommending to our Board of Directors any amendments to our corporate governance principles and overseeing the self-evaluation of our Board of Directors and its committees. The current members of the Nominating and Corporate Governance Committee are Messrs. Appling, Canon and Griffin.

Compensation Committee Interlocks and Insider Participation

        Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the New York Stock Exchange. During the year ended December 31, 2011, no member of the Compensation Committee was an officer, former officer or employee of ours or had a relationship disclosable under "Certain Relationships and Related Transactions—Transactions with Related Persons." No interlocking relationship, as defined by the rules adopted by the Securities and Exchange Commission, existed during the year ended December 31, 2011 between any member of the Board of Directors or the Compensation Committee and an executive officer of Main Street.

Director Nomination Process

        Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board of Directors must satisfy certain general criteria, including, among other things:

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  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;

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  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

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  be willing and able to devote sufficient time to the affairs of our company and be diligent in fulfilling the responsibilities of a member of our Board of Directors and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of the Board of Directors and any committee of our Board of Directors; preparing for, attending and participating in meetings of our Board of Directors and meetings of any committee of our Board of Directors; and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.

        The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board of Directors and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board of Directors to enhance its effectiveness and the effectiveness of its committees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.

        Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our by-laws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any shares of our stock beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an "interested person" of our company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See "Stockholders' Proposals" in this proxy statement and our by-laws for other requirements of stockholder proposals.

        The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board of Directors. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board of Directors, and our Board of Directors may determine not to nominate any candidates recommended by the

Nominating and Corporate Governance Committee. None of the director nominees named in this proxy statement were nominated by stockholders.

Board's Role in the Oversight of Risk Management

        Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures.
Audit Committee

Risks and exposures associated with financial matters, particularly investment valuation, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, financial policies and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with leadership assessment, senior management succession planning, executive and director compensation programs and arrangements, including incentive plans, and compensation related regulatory compliance.

Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, and director nomination, evaluation and succession planning.

COMPENSATION OF DIRECTORS

        The following table sets forth the compensation that we paid during the year ended December 31, 2011 to our directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Arthur L. French	$72,500	$29,990	$2,566	$105,056
Michael Appling Jr.	57,500	29,990	2,566	90,056
Joseph E. Canon	47,500	29,990	2,566	80,056
J. Kevin Griffin(3)	36,795	29,993	887	67,675
William D. Gutermuth(4)	42,500	29,990	2,566	75,056

(1)
Each of Messrs. French, Appling and Canon received an award of 1,646 restricted shares on June 20, 2011 and Mr. Griffin received an award of 1,658 restricted shares on August 3, 2011, each under the Main Street Capital Corporation 2008 Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan"), which will vest 100% on June 13, 2012, the day before the Annual Meeting, provided that the grantee has been in continuous service as a member of the Board through such date. Mr. Gutermuth also received an award of 1,646 restricted shares on June 20, 2011 under the Non-Employee Director Plan; however, pursuant to the terms of the Non-Employee Director Plan, the Board accelerated the vesting of these restricted shares to immediately prior to his retirement on March 2, 2012. These amounts represent the grant date fair value of the 2011 stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each of Messrs. French, Appling, Canon and Gutermuth had 1,646, and Mr. Griffin had 1,658, unvested shares of restricted stock outstanding as of December 31, 2011. Please see the discussion of the assumptions made in the valuation of these awards in Note M to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

(2)
These amounts reflect the dollar value of dividends paid on unvested restricted stock awards in 2011.

(3)
Mr. Griffin was appointed by the Board on August 3, 2011 to fill a newly created vacancy.

(4)
On March 2, 2012, Mr. Gutermuth retired from the Board and each of its committees to permit his law firm, Bracewell & Giuliani LLP, to act as legal counsel to Main Street. Under the 1940 Act and the corporate governance rules of the New York Stock Exchange, Mr. Gutermuth could not continue to act as an independent director of Main Street if his law firm performs legal services for Main Street. Mr. Gutermuth's retirement was not the result of any disagreement with management or the Board related to Main Street's operations, policies or practices. After Mr. Gutermuth's retirement, the Board reduced the size of the Board from seven to six directors.

        The compensation for non-employee directors for 2011 was comprised of cash compensation paid to or earned by directors in connection with their service as a director. That cash compensation consisted of an annual retainer of $42,500, and an additional $20,000 retainer for the Lead Independent Director. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We also reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on our Board. The chairs of our Board committees receive additional annual retainers as follows:

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  the chair of the Audit Committee: $15,000;

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  the chair of the Compensation Committee: $10,000; and

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  the chair of the Nominating and Corporate Governance Committee: $5,000.

        The Non-Employee Director Plan provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board of Directors. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board of Directors, each non-employee director will receive a number of shares equivalent to $30,000 worth of shares based on the closing price of a share of our common stock on the New York Stock Exchange (or other exchange on which are shares are then listed) on the date of grant. Forfeiture provisions will lapse as to an entire award at the end of the one-year term.

        For the beneficial ownership of our common stock by each of our directors and the dollar range value of such ownership, please see "Security Ownership of Certain Beneficial Owners and Management" beginning on page 28.

EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers in the following capacities (information as of April 2, 2012):

Name	Age	Position(s) Held
Vincent D. Foster*†	55	Chairman of the Board and Chief Executive Officer
Todd A. Reppert*†	42	Director and President
Dwayne L. Hyzak	39	Chief Financial Officer and Senior Managing Director
Curtis L. Hartman†	39	Chief Credit Officer and Senior Managing Director
David L. Magdol*	41	Chief Investment Officer and Senior Managing Director
Rodger A. Stout	60	Chief Compliance Officer, Senior Vice President—Finance and Administration and Treasurer
Jason B. Beauvais	36	Vice President, General Counsel and Secretary
Michael S. Galvan	43	Vice President and Chief Accounting Officer

*
Member of our Investment Committee. The Investment Committee is responsible for all aspects of our investment process with respect to our lower middle market portfolio investments, including approval of such investments.

†
Member of our Credit Committee. The Credit Committee is responsible for all aspects of our investment process with respect to our private placement portfolio investments, including approval of such investments.

        For more information on Mr. Foster, Chairman of the Board and Chief Executive Officer, and Mr. Reppert, Director and President, see their biographical information under "Election of Directors" above.

        Dwayne L. Hyzak has served as our Chief Financial Officer and a Senior Managing Director since 2011. Previously, Mr. Hyzak served as one of our Senior Vice Presidents since 2007 and as Senior Vice President-Finance since 2011. From 2002, Mr. Hyzak has served as a Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC,

and Main Street Capital Partners, LLC. From 2000 to 2002, Mr. Hyzak was a director of integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company's mergers and acquisitions and corporate finance activities. Prior to joining Quanta Services, Inc., he was a manager with Arthur Andersen LLP in its Transaction Advisory Services group.

        Curtis L. Hartman has served as our Chief Credit Officer and a Senior Managing Director since 2011. Mr. Hartman is also the chairman of our credit committee. Previously, Mr. Hartman served as one of our Senior Vice Presidents since 2007. From 2000, Mr. Hartman has served as a Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. From 1999 to 2000, Mr. Hartman was an investment adviser for Sterling City Capital, LLC. Concurrently with joining Sterling City Capital, he joined United Glass Corporation, a Sterling City Capital portfolio company, as director of corporate development. Prior to joining Sterling City Capital, Mr. Hartman was a manager with PricewaterhouseCoopers LLP, in its M&A/Transaction Services group. Prior to that, he was employed as a senior auditor by Deloitte & Touche LLP.

        David L. Magdol has served as our Chief Investment Officer and a Senior Managing Director since 2011. Mr. Magdol is also the chairman of our investment committee. Previously, Mr. Magdol served as one of our Senior Vice Presidents since 2007. From 2002, Mr. Magdol has served as a Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. Mr. Magdol joined Main Street from the investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

        Rodger A. Stout has served as our Chief Compliance Officer, Senior Vice President—Finance and Administration and Treasurer since 2007. From 2006, Mr. Stout has served as the Chief Financial Officer and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. From 2000 to 2006, Mr. Stout was senior vice president and chief financial officer for FabTech Industries, Inc., one of the largest domestic structural steel fabricating companies. From 1985 to 2000, he was a senior financial executive for Jerold B. Katz Interests. He held numerous positions over his 15-year tenure with this national scope financial services conglomerate. Those positions included director, executive vice president, senior financial officer and investment officer. Prior to 1985, Mr. Stout was an international tax executive in the oil and gas service industry.

        Jason B. Beauvais has served as our Vice President, General Counsel and Secretary since 2008. From 2008, Mr. Beauvais has also served as General Counsel and in other executive positions of several of our subsidiary funds and entities, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. From 2006 through 2008, he was an attorney with Occidental Petroleum Corporation, an international oil and gas exploration and production company. Prior to joining Occidental Petroleum Corporation, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

        Michael S. Galvan has served as our Vice President and Chief Accounting Officer since 2008. Prior to that, Mr. Galvan was senior manager of financial operations with Direct Energy, a retail gas and electricity service provider since October 2006. From September 2005 to October 2006, he was a senior audit manager with Malone & Bailey, PC, where he managed and coordinated audits of both publicly traded and private companies. From March 2003 to September 2005, Mr. Galvan was Director of Bankruptcy Coordination at Enron Corporation. Prior to March 2003, he served in other executive positions at various Enron affiliates. Prior to joining Enron, Mr. Galvan was a senior auditor with Arthur Andersen LLP.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis, or CD&A, provides information relating to the 2011 compensation of Main Street's Chief Executive Officer, President, Chief Financial Officer and three other most highly compensated executive officers during 2011. Those six individuals are referred to in this CD&A as the Named Executive Officers, or NEOs.

Compensation Philosophy and Objectives

        The Main Street compensation system was developed by the Compensation Committee and approved by all independent directors. The system is designed to attract and retain key executives, motivate them to achieve the Company's business objectives and reward them for performance while aligning management's interests with those of the Company's stockholders. The structure of Main Street's incentive compensation programs is formulated to encourage and reward the following, among other things:

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  achievement of income and capital gains to sustain and grow the Company's dividend payments;

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  maintenance of liquidity and capital flexibility to accomplish the Company's business objectives, including the preservation of investor capital;

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  attainment of superior risk-adjusted returns on the Company's investment portfolio; and

  •
  professional development and growth of individual executives, the management team and other employees.

        The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Main Street's Chief Executive Officer assists the Committee by providing recommendations regarding the compensation of NEOs and other key employees, excluding himself. The Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Committee meetings. However, the Committee often meets in executive session without the Chief Executive Officer or other members of management when discussing compensation matters and on other occasions as determined by the Committee.

        The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs. Members of the Committee consider market practices by reviewing proxy statements or similar information made available by other internally managed business development companies, or BDCs, under the 1940 Act. The Committee also has the authority to utilize compensation consultants to better understand competitive pay practices and has retained such expertise in the past.

 Assessment of Market Data

        To assess the competitiveness of executive compensation levels, the Compensation Committee analyzes a comparative group of BDCs and reviews their competitive performance and compensation levels. This analysis focuses on key elements of compensation practices within the BDC industry in general and, more specifically, compensation practices at internally managed BDCs reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope to the Company. For 2011, the peer group includes Hercules Technology Growth Capital, Inc., MCG Capital Corporation, Kohlberg Capital Corporation and Triangle Capital Corporation. In addition to analyzing these and other BDCs, the Committee also evaluates the relative cost structure of the Company compared to the entire BDC sector, including internally and externally managed BDCs, as well as the compensation structure of the private equity industry and other asset management companies based on public information such as proxy statements and third party compensation surveys.

        Items taken into account include, but are not necessarily limited to, base compensation, bonus compensation, equity option awards, restricted stock awards, and other compensation as detailed in the respective proxies, research analysts' reports and other publicly available information. In addition to actual levels of compensation, the Compensation Committee also analyzes the approach other BDCs are taking with regard to NEO compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, a mix of cash and equity compensation, the use of third party compensation consultants and certain corporate and executive performance measures established to achieve long-term total return for stockholders. Although none of the peer companies is precisely comparable in size, strategy, scope and operations to the Company, the Committee believes that they are the most relevant comparable companies available with disclosed executive compensation data, and provide a good representation of competitive compensation levels for the Company's executives.

Assessment of Company Performance

        The Compensation Committee believes that sustainable financial performance coupled with reasonable, long-term stockholders' returns and proportional employee compensation are essential components for Main Street's long-term business success. Main Street typically makes three to seven year investments in its portfolio companies. The Company's business plan involves taking on investment risk over a range of time periods. Accordingly, much emphasis is focused on maintaining the stability of net asset values as well as the continuity of earnings to pass through to stockholders in the form of recurring dividends. The quality of the earnings supporting the dividends as well as the maintenance and growth of dividends are key metrics in the Committee's assessment of financial performance.

        Main Street's strategy is to generate current income from debt investments and to realize capital gains from equity-related investments. This income supports the payment of dividends to stockholders. The recurring payment of dividends requires a methodical investment acquisition approach and active monitoring and management of the investment portfolio over time. A meaningful part of the Company's employee base is dedicated to the maintenance of asset values and expansion of this recurring income to sustain and grow dividends. The Committee believes that stability with regard to the management team is important in achieving successful implementation of the Company's strategy. Further, the Committee, in establishing and assessing executive salary and performance incentives, is relatively more focused on Main Street results rather than the performance of other comparable companies or industry comparisons.

 Executive Compensation Components

        For 2011, the components of Main Street's direct compensation program for NEOs include:

  •
  base salary;

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  annual cash bonuses;

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  long-term compensation pursuant to the 2008 Equity Incentive Plan; and

  •
  other benefits.

        The Compensation Committee designs each NEO's direct compensation package to appropriately reward the NEO for his contribution to the Company. The judgment and experience of the Committee are weighed with individual and Company performance metrics and consultation with the Chief Executive Officer to determine the appropriate mix of compensation for each individual. Cash compensation consisting of base salary and discretionary bonuses tied to achievement of individual performance goals reviewed and approved by the Committee, as well as corporate objectives, is intended to motivate NEOs to remain with the Company and work to achieve its business objectives. Stock-based compensation is awarded based on performance expectations reviewed and approved by the Committee for each NEO. The blend of short-term and long-term compensation may be adjusted from time to time to balance the Committee's views regarding the benefits of current cash compensation and appropriate retention incentives.

  Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional role of his position, the level of the individual's responsibility, the Company's ability to replace the individual, the past base salary of the individual and the relative number of well-qualified candidates available in the area. In addition, the Committee considers publicly available information regarding the base salaries paid to similarly situated executive officers and other competitive market practices.

        The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion or any substantial change in responsibilities. The key factors in determining increases in salary level are relative performance and competitive pressures.

  Annual Cash Bonuses

        Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. Bonus opportunities for the NEOs are determined by the Compensation Committee on a discretionary basis and are based on performance criteria, particularly the company's dividend performance as well as corporate and individual performance goals and measures set by the Committee with the Chief Executive Officer's input. Should actual performance exceed expected performance criteria, the Committee may adjust individual cash bonuses to take such superior performance into account.

  Long-Term Incentive Awards

        Main Street's Board and stockholders have approved the 2008 Equity Incentive Plan to provide stock-based awards as long-term incentive compensation to employees, including the NEOs. The Company uses stock-based awards to (i) attract and retain key employees, (ii) motivate employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable employees to participate in the Company's long-term growth in value and (iv) link employees'

compensation to the long-term interests of stockholders. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to vesting of the award.

        Options.    The Compensation Committee may grant equity options to purchase Main Street's common stock (including incentive stock options and nonqualified stock options). The Committee expects that any options granted by it will represent a fixed number of shares of common stock, will have an exercise price equal to the fair market value of common stock on the date of grant, and will be exercisable, or "vested," at some later time after grant. Some stock options may provide for vesting simply by the grantee remaining employed by Main Street for a period of time, and some may provide for vesting based on the grantee and/or the Company attaining specified performance levels. To date, the Committee has not granted any stock options to any NEO.

        Restricted Stock.    Main Street has received exemptive relief from the SEC that permits the Company to grant restricted stock in exchange for or in recognition of services by its executive officers and employees. Pursuant to the 2008 Equity Incentive Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Committee determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC's exemptive order. Each restricted stock grant will be for a fixed number of shares as set forth in an award agreement between the grantee and Main Street. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights. The Committee's normal practice had been to have restricted stock awards for NEOs vest over a four year time frame in equal increments.

  Other Benefits

        Main Street's NEOs participate in the same benefit plans and programs as the Company's other employees, including comprehensive medical and dental insurance, vision care, business travel insurance and short term disability coverage as well as long term disability insurance.

        Main Street maintains a 401(k) plan for all full-time employees who are at least 21 years of age through which the Company makes non-discretionary matching contributions to each participant's plan account on the participant's behalf. For each participating employee, the Company's contribution is generally a match of the employee's contributions up to a 4.5% contribution level with a maximum annual regular matching contribution of $11,025 during 2011. All contributions to the plan, including those made by the Company, vest immediately. The Board of Directors may also, at its sole discretion, make additional contributions to employee 401(k) plan accounts, which would vest on the same basis as other employer contributions.

  Perquisites

        The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.

Potential Payments Upon Change in Control

        Upon specified transactions involving a change in control (as defined in the 2008 Equity Incentive Plan), all outstanding awards under the 2008 Equity Incentive Plan may either be assumed or substituted for by the surviving entity. If the surviving entity does not assume or substitute similar awards, the awards held by the plan participants will be subject to accelerated vesting in full and, in the case of options, then terminated to the extent not exercised within a designated time period.

        Transactions involving a "change in control" under the 2008 Equity Incentive Plan include:

  •
  a consolidation, merger, stock sale or similar transaction or series of related transactions in which Main Street is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;

  •
  a sale or transfer of all or substantially all of the Company's assets;

  •
  Main Street's dissolution or liquidation; or

  •
  a change in the membership of the Company's Board of Directors such that the individuals who, as of the effective date of the plan, constitute the Board of Directors, whom are referred to as the Continuing Directors, and any new director whose appointment or election to the Board of Directors was approved by a vote of at least two thirds of the Continuing Directors then comprising the Board of Directors, cease to constitute at least a majority of the Board.

        The number of shares and value of restricted stock for the NEOs as of December 31, 2011 that would have vested under the acceleration scenarios described above is shown under the caption entitled "Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End."

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. Main Street's general policy, where consistent with business objectives, is to preserve the deductibility of executive officer compensation. However, the Compensation Committee may authorize amounts and forms of compensation that might not be deductible if the Committee deems such to be in the best interests of Main Street and its stockholders.

Participation of Executives in Outside Public Directorships

        Our Board of Directors believes that there may be benefits to the Company from our executive officers, including our NEOs, being involved in outside public company directorships. The business experience, knowledge and contacts gained by our executives in such capacities can be a valuable asset to the Company. However, involvement in such outside public directorships can be time consuming and may take time away from the executives' responsibilities to the Company. With this in mind, our Board of Directors implemented a policy starting in 2009 to permit executive officers to participate in outside public directorships with the prior approval of the independent members of our Board of Directors. The policy requires that 75% of the cash retainers for any such directorships be paid to the Company. In 2011 this policy applied only to Messrs. Foster and Reppert since they were the only executive officers with any outside public directorships. Mr. Foster currently serves as a director for two public companies other than the Company, and Mr. Reppert serves as a director of one other public company.

Stockholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Stockholders, our stockholders provided an advisory vote with 95% of the votes cast approving our compensation philosophy, policies and procedures and the 2010 fiscal year compensation of our NEOs (the "Advisory Vote"). Subsequently, the Compensation Committee considered the results of the Advisory Vote in determining compensation policies and decisions of the Company. The Advisory Vote affected the Company's executive compensation decisions and policies by reaffirming the Company's compensation philosophies, and the Compensation Committee will continue to use these philosophies and past practice in determining future compensation decisions.

2011 Compensation Determination

        The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Committee believes that the total compensation paid to the NEOs for the fiscal year ended December 31, 2011, is consistent with the overall objectives of Main Street's executive compensation program.

  Determination of Annual Base Salary

        The Compensation Committee annually reviews the base salary of each executive officer, including each NEO, and determines whether or not to increase it in its sole discretion. Increases to base salary can be awarded to recognize, among other things, relative performance, relative cost of living and competitive pressures.

        In 2011, (i) Mr. Foster was paid an annual base salary of $453,074, an increase of 8.0% over his 2010 annual base salary, (ii) Mr. Reppert was paid an annual base salary of $336,121, an increase of 3.5% over his 2010 annual base salary, (iii) Mr. Hyzak was paid an annual base salary of $259,290, an increase of 11.8% over his 2010 annual base salary, (iv) Messrs. Hartman and Magdol were each paid an annual base salary of $250,956, an increase of 8.2% over their 2010 annual base salaries, and (v) Mr. Stout was paid an annual base salary of $239,956, an increase of 3.5% over his 2010 annual base salary. All of these salary increases are attributable to NEO and Company performance in 2011 and also to more closely align their compensation with similar executive officers of the Company's peer group of comparative companies. In addition, the salary increases for Messrs. Hyzak, Hartman and Magdol also reflect increases to base salaries in connection with their promotions in August 2011 to Chief Financial Officer, Chief Credit Officer and Chief Investment Officer, respectively. The Committee believes that the salary increases and resulting base salaries were competitive in the market place and appropriate for Main Street executives as a key component of an overall compensation package.

  Determination of Annual Cash Incentive Bonus

        Cash bonuses are determined annually by the Compensation Committee on a discretionary basis. The Committee considered performance achievements in the determination of cash bonuses for 2011, including company performance and the personal performance of each individual. The performance goals used for determining the cash bonuses for NEOs included, among other things, the following:

  •
  Achievement of corporate objectives, particularly those related to the maintenance and growth of dividends and preservation of capital through maintenance and growth of net asset value per share;

  •
  Individual performance and achievement of individual goals, as well as the contribution to corporate objectives;

  •
  Maintaining liquidity and capital flexibility to accomplish the Company's business objectives;

  •
  Maintaining the highest ethical standards, internal controls and adherence to regulatory requirements; and

  •
  Appropriate and planned development of personnel.

        The Company paid cash bonuses to NEOs for 2011 in recognition of the Company's excellent performance, as well as each individual NEO's performance and contribution to the Company's performance. Company performance criteria included total shareholder return versus comparable companies and the market in general, increased dividend per share payout, increased net asset value per share and increased distributable net investment income per share, the net appreciation and growth of the investment portfolio and maintenance and improvement of a relatively low total operating cost structure among comparable companies. In summary, the performance of individual NEOs and the management team overall was at a consistent high level resulting in outstanding financial results. In addition, the Company was named the 2011 Small Business Investment Company of the Year by the

U.S. Small Business Administration. The U.S. Small Business Administration annually presents the SBIC of the Year award to an SBIC program participant that demonstrates excellence in financial performance, as well as dedication to promoting the objectives of the SBIC program.

        The amount of cash bonus paid to each NEO for 2011 is presented under the caption entitled "Compensation of Executive Officers—Summary Compensation Table." The Committee believes that these cash bonus awards are individually appropriate based on 2011 performance. Such bonuses comprise a key component of the Company's overall compensation program.

  Determination of Long-Term Incentive Awards

        The Company granted restricted shares to our NEOs in 2011 to recognize individual contributions to corporate strategic priorities and to the long-term performance of the Company. Contributions to the future success of the Company include expanded roles of NEOs within the Company, recruitment and development of personnel, advancement of various strategic initiatives with benefits beyond the current year, development of various capital structure alternatives and enhancement of the Company's reputation with key constituents. The amount of restricted shares granted to each NEO in 2011 is presented under the caption entitled "Compensation of Executive Officers—Grants of Plan-Based Awards." The Committee is currently assessing the potential for long-term incentive compensation through grants of restricted shares to our NEOs for 2012, which will be awarded in June 2012. All restricted stock grants to NEOs under the 2008 Equity Incentive Plan vest ratably over four years from the grant date.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Main Street's management and, based on our review and discussions, we recommended to the Board of Directors of Main Street that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Arthur L. French, Chair Joseph E. Canon J. Kevin Griffin

COMPENSATION OF EXECUTIVE OFFICERS

        The following table summarizes compensation of our Chief Executive Officer, our Chief Financial Officer and our four highest paid executive officers who did not serve as our Chief Executive Officer or Chief Financial Officer during 2011, all of whom we refer to as our NEOs, for the fiscal year ended December 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)(2)	Stock Awards(3)	All Other Compensation(4)	Total
Vincent D. Foster	2011	$453,074	$793,450	$438,756	$115,912	$1,801,192
Chairman and Chief Executive Officer	2010	419,450	210,000	453,546	99,324	1,182,320
	2009	353,910	—	445,433	79,944	879,287
Todd A. Reppert	2011	$336,121	$558,150	$295,984	$91,511	$1,281,766
President	2010	324,716	160,000	399,536	77,722	961,974
	2009	316,410	—	237,303	70,719	624,432
Dwayne L. Hyzak	2011	$259,290	$464,250	$218,877	$72,863	$1,015,280
Chief Financial Officer and	2010	231,848	130,000	264,655	66,952	693,455
Senior Managing Director	2009	223,229	—	142,086	73,061	438,376
Curtis L. Hartman	2011	$250,956	$409,750	$218,877	$69,195	$948,778
Chief Credit Officer and	2010	231,848	110,000	264,655	61,897	668,400
Senior Managing Director	2009	223,229	—	112,955	68,488	404,672
David L. Magdol	2011	$250,956	$371,250	$218,877	$69,195	$910,278
Chief Investment Officer and	2010	231,848	140,000	264,655	61,897	698,400
Senior Managing Director	2009	223,229	—	112,955	68,488	404,672
Rodger A. Stout	2011	$239,956	$470,250	$203,955	$68,929	$983,090
Chief Compliance Officer, Senior	2010	231,848	115,000	251,096	64,129	662,073
Vice President—Finance and	2009	223,229	—	112,955	71,769	407,953
Treasurer

(1)
All salaries and cash bonuses are paid by one of our wholly owned subsidiaries, Main Street Capital Partners, LLC.

(2)
These amounts reflect annual cash bonuses earned by the NEOs and were determined based on individual and corporate performance as determined by the Compensation Committee.

(3)
These amounts represent the grant date fair value of stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting dates of such grants. Please see the discussion of the assumptions made in the valuation of these awards in Note M to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

(4)
"All Other Compensation" for 2011, 2010 and 2009 includes the following:

Name	Year	401(k) Employer Contributions(a)	Dollar Value of Dividends on Unvested Restricted Stock	Total
Vincent D. Foster	2011	$11,025	$104,887	$115,912
	2010	11,025	88,299	99,324
	2009	20,825	59,119	79,944
Todd A. Reppert	2011	$11,025	$80,486	$91,511
	2010	11,025	66,697	77,722
	2009	20,825	49,894	70,719
Dwayne L. Hyzak	2011	$10,963	$61,900	$72,863
	2010	9,995	56,957	66,952
	2009	20,825	52,236	73,061
Curtis L. Hartman	2011	$10,754	$58,441	$69,195
	2010	9,995	51,902	61,897
	2009	20,825	47,663	68,488
David L. Magdol	2011	$10,754	$58,441	$69,195
	2010	9,995	51,902	61,897
	2009	20,825	47,663	68,488
Rodger A. Stout	2011	$10,798	$58,131	$68,929
	2010	10,443	53,686	64,129
	2009	20,825	50,944	71,769

(a)
For 2009, these amounts reflect regular employer matching contributions of $11,025 we made to our 401(k) Plan and an additional, board approved employer matching contribution of $9,800 we made to our 401(k) Plan.

Grants of Plan-Based Awards

        The following table sets forth information regarding restricted stock awards granted to our NEOs in fiscal 2011:

Name	Grant Date	Stock Awards; Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards
Vincent D. Foster	June 20, 2011	24,081	$438,756
Todd A. Reppert	June 20, 2011	16,245	295,984
Dwayne L. Hyzak	June 20, 2011	12,013	218,877
Curtis L. Hartman	June 20, 2011	12,013	218,877
David L. Magdol	June 20, 2011	12,013	218,877
Rodger A. Stout	June 20, 2011	11,194	203,955

(1)
All restricted stock grants to NEOs under the 2008 Equity Incentive Plan vest ratably over four years from the grant date.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the awards of restricted stock for which forfeiture provisions have not lapsed and remain outstanding at December 31, 2011:

	Stock Awards
Name	Number of Shares of Stock that have not Vested(1)		Market Value of Shares of Stock that have not Vested(2)
Vincent D. Foster	69,830	(3)	$1,483,189
Todd A. Reppert	51,939	(4)	1,103,184
Dwayne L. Hyzak	38,904	(5)	826,321
Curtis L. Hartman	37,246	(6)	791,105
David L. Magdol	37,246	(7)	791,105
Rodger A. Stout	36,381	(8)	772,732

(1)
No restricted stock awards have been transferred.

(2)
The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the New York Stock Exchange at December 31, 2011.

(3)
6,020 of these shares will vest on June 20, 2012; 22,882 will vest on July 1, 2012; 6,020 shares will vest on June 20, 2013; 15,382 will vest on July 1, 2013; 6,020 shares will vest on June 20, 2014; 7,485 will vest on July 1, 2014; and 6,021 shares will vest on June 20, 2015, subject in each case to the NEO still being employed by us on the respective vesting date.

(4)
4,061 of these shares will vest on June 20, 2012; 18,300 will vest on July 1, 2012; 4,061 shares will vest on June 20, 2013; 10,801 will vest on July 1, 2013; 4,061 shares will vest on June 20, 2014; 6,593 will vest on July 1, 2014; and 4,062 shares will vest on June 20, 2015, subject in each case to the NEO still being employed by us on the respective vesting date.

(5)
3,003 of these shares will vest on June 20, 2012; 15,636 will vest on July 1, 2012; 3,003 shares will vest on June 20, 2013; 6,887 will vest on July 1, 2013; 3,003 shares will vest on June 20, 2014; 4,368 will vest on July 1, 2014; and 3,004 shares will vest on June 20, 2015, subject in each case to the NEO still being employed by us on the respective vesting date.

(6)
3,003 of these shares will vest on June 20, 2012; 14,495 will vest on July 1, 2012; 3,003 shares will vest on June 20, 2013; 6,370 will vest on July 1, 2013; 3,003 shares will vest on June 20, 2014; 4,368 will vest on July 1, 2014; and 3,004 shares will vest on June 20, 2015, subject in each case to the NEO still being employed by us on the respective vesting date.

(7)
3,003 of these shares will vest on June 20, 2012; 14,495 will vest on July 1, 2012; 3,003 shares will vest on June 20, 2013; 6,370 will vest on July 1, 2013; 3,003 shares will vest on June 20, 2014; 4,368 will vest on July 1, 2014; and 3,004 shares will vest on June 20, 2015, subject in each case to the NEO still being employed by us on the respective vesting date.

(8)
2,798 of these shares will vest on June 20, 2012; 14,896 will vest on July 1, 2012; 2,799 shares will vest on June 20, 2013; 6,147 will vest on July 1, 2013; 2,798 shares will vest on June 20, 2014; 4,144 will vest on July 1, 2014; and 2,799 shares will vest on June 20, 2015, subject in each case to the NEO still being employed by us on the respective vesting date.

 Equity Awards Vested in 2011 Fiscal Year

        The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2011:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Vincent D. Foster	22,882	$438,190
Todd A. Reppert	18,301	350,464
Dwayne L. Hyzak	15,636	299,429
Curtis L. Hartman	14,495	277,579
David L. Magdol	14,495	277,579
Rodger A. Stout	14,896	285,258

(1)
Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations. Each of our NEOs elected to satisfy its tax withholding obligations by having the Company withhold a portion of its vesting shares.

(2)
Value realized upon vesting is based on the closing price of our common stock on the vesting date.

Risk Management and Compensation Policies and Practices

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  compensation is allocated among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;

  •
  significant weighting towards long-term incentive compensation discourages short-term risk taking;

  •
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and

  •
  multi-year vesting of our equity awards and share ownership guidelines properly account for the time horizon of risk.

        Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012. Percentage of beneficial ownership is based on 27,061,484 shares of common stock outstanding as of April 2, 2012.

        Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, and maintains an address c/o Main Street Capital Corporation. Our address is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

	Shares Owned Beneficially
Name	Number		Percentage
Independent Directors:
Michael Appling Jr.	43,665		*
Joseph E. Canon	36,793		*
Arthur L. French	28,136		*
J. Kevin Griffin	3,587		*
William D. Gutermuth(1)	19,549		*
Interested Directors:
Vincent D. Foster	1,303,181	(2)	4.82%
Todd A. Reppert	717,547	(3)	2.65%
Executive Officers:
Dwayne L. Hyzak	282,405		1.04%
Curtis L. Hartman	220,367	(4)	*
David L. Magdol	288,938		1.07%
Rodger A. Stout	118,790		*
Jason B. Beauvais	25,952		*
Michael S. Galvan	16,577		*
All Directors and Executive Officers as a Group (13 persons)	3,105,487		11.48%

*
Less than 1%

(1)
As of March 2, 2012, the date Mr. Gutermuth retired from the Board.

(2)
Includes 10,099 shares of common stock held by Foster Irrevocable Trust for the benefit of Mr. Foster's children. Although Mr. Foster is not the trustee, and accordingly does not have voting power or dispositive power over these shares, he may from time to time direct the trustee to vote and dispose of these shares. Also includes 2,932 shares and 2,869 shares held in custodial accounts for Mr. Foster's daughters, Amy Foster and Brittany Foster, respectively.

(3)
Includes 173,348 shares of common stock held by Reppert Investments Limited Partnership which are beneficially owned by Mr. Reppert.

(4)
Includes 138,947 shares of common stock held in margin accounts or otherwise pledged.

        The following table sets forth, as of April 2, 2012, the dollar range of our equity securities that is beneficially owned by each of our directors.

Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Vincent D. Foster	over $100,000
Todd A. Reppert	over $100,000
Independent Directors:
Michael Appling Jr.	over $100,000
Joseph E. Canon	over $100,000
Arthur L. French	over $100,000
J. Kevin Griffin	$50,001-$100,000
William D. Gutermuth(4)	over $100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of equity securities beneficially owned by our directors is based on a stock price of $24.90 per share as of April 2, 2012.

(3)
The dollar range of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

(4)
As of March 2, 2012, the date Mr. Gutermuth retired from the Board.

AUDIT COMMITTEE REPORT

        The Audit Committee is appointed by the Board of Directors to review Main Street Capital Corporation's financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of Main Street's independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that Main Street's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

        In making our recommendation that Main Street's financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, we have taken the following steps:

  •
  We discussed with Grant Thornton LLP, or Grant Thornton, Main Street's independent registered public accounting firm for the year ended December 31, 2011, those matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

  •
  We conducted periodic executive sessions with Grant Thornton, with no members of Main Street's management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

  •
  We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding

    Grant Thornton's communications with us concerning independence, and we discussed with Grant Thornton its independence from Main Street. We also considered whether the provision of non-audit services to Main Street is compatible with Grant Thornton's independence.

  •
  We determined that there were no former Grant Thornton employees, who previously participated in the Main Street audit, engaged in a financial reporting oversight role at Main Street.

  •
  We reviewed, and discussed with Main Street's management and Grant Thornton, Main Street's audited consolidated balance sheet at December 31, 2011, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2011.

        Based on the reviews and actions described above, we recommended to the Board of Directors that Main Street's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Michael Appling Jr., Chair Joseph E. Canon Arthur L. French J. Kevin Griffin

APPROVAL TO AUTHORIZE THE SALE OF COMMON STOCK, WITH APPROVAL OF
OUR BOARD OF DIRECTORS, DURING THE NEXT YEAR AT A PRICE BELOW
NET ASSET VALUE PER SHARE, SUBJECT TO THE LIMITATIONS DESCRIBED HEREIN

(ITEM 2)

        We are a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value per share, or NAV, of such stock, with certain exceptions. One such exception would permit us to sell shares of our common stock during the next year at a price below the then current NAV if our stockholders approve such a sale and our Board of Directors makes certain determinations. Pursuant to this provision and in accordance with the requirements of the 1940 Act, we are seeking the approval of our stockholders so that we may sell or otherwise issue shares of our common stock, in one or more public or private offerings, for cash or securities at a price per share below our then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the anniversary of the date of the 2012 Annual Meeting or the date of our 2013 Annual Meeting, which is expected to be held in June 2013.

        Generally, equity securities sold in public securities offerings are priced based on market prices, rather than NAV. We are seeking the approval of our common stockholders to offer and sell shares of common stock at prices that, net of underwriting discount or commissions, may be less than NAV so as to permit the flexibility in pricing that market conditions generally require and permit us to take advantage of other opportunities that may be beneficial to our stockholders.

        Our stockholders approved similar proposals at the 2008, 2009, 2010 and 2011 Annual Meetings of Stockholders. We have sold shares of our common stock in public offerings in October 2011, March 2011, August 2010, January 2010, and June 2009. Our common stock was sold at a price above NAV in each of our prior offerings, except in June 2009 we received proceeds of $11.50 per share, after deducting underwriting discounts and commissions, while our most recently determined NAV at that time was $11.84. This represented a discount of $0.34, or 2.9%, to NAV and resulted in $0.04, or 0.34%, dilution to NAV per share. We believe the minor dilution experienced by our stockholders in our June 2009 offering was significantly outweighed by the benefits stockholders experienced from the deployment of funds raised in the offering.

        It should also be noted that the maximum number of shares that we may sell below NAV pursuant to this authority is limited to 25% of the Company's then outstanding common stock immediately prior to each such sale. Furthermore, pursuant to this authority, there would be no limit on the discount to NAV at which shares could be sold; however, our directors will consider the potential dilutive effect of the issuance of shares when considering whether to authorize any such issuance and will act in our and our stockholders best interests in doing so. See below for a discussion and an example of the dilutive effect of the sale of shares below NAV.

Reasons to Offer Common Stock Below NAV

        In the event that the United States economic performance contracts, it is likely that the financial results of small- to mid-sized companies, like those in which we invest, could experience deterioration or limited growth, which could ultimately lead to difficulty in meeting their debt service requirements and an increase in defaults. This could lead to significant stock price volatility for capital providers such as Main Street and could make access to capital more challenging for many firms. However, for firms that continue to have access to capital, such an environment may provide more attractive investment opportunities. Our ability to take advantage of these opportunities will depend on our access to equity capital.

        As a BDC and a regulated investment company, or RIC, for tax purposes, Main Street is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents us from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of no more than 1:1, which requires us to finance our investments with at least as much equity as debt in the aggregate. The debt of our SBIC funds is generally excluded as debt from this calculation pursuant to an exemptive order the Company received from the SEC in 2008. In order to continue to build our investment portfolio, and thereby support or grow our dividends, we endeavor to periodically have access to capital through the public and private equity markets, enabling us to take advantage of favorable investment opportunities as they arise.

        Exceeding the required 1:1 debt-to-equity ratio could have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 1:1 debt-to-equity ratio, the markets the Company operates in and the general economy may become more volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may impact the valuations of certain debt investments negatively and could result in unrealized depreciation of such debt investments. Any such asset depreciation, as well as unrealized depreciation based on the underlying performance of the Company's portfolio companies, if any, will negatively impact its stockholders' equity and the resulting debt-to-equity ratio. Issuing new equity would improve the Company's debt-to-equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen the Company's balance sheet and give it more flexibility in its operations and investment strategy.

        We may also use shares of our common stock as currency in connection with the acquisition of securities of other entities. In this regard, our ability to issue shares of our common stock in exchange for securities of other entities may provide us with a competitive advantage in securing attractive investment opportunities in the current environment.

        Our common stock has traded both at a premium and at a discount in relation to NAV. The possibilities that shares of our common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether any shares of our common stock issued in the future will trade at, above or below NAV. The following table lists the high and low closing prices for our common stock for each quarter since our initial public offering, and the sales price as a percentage of NAV. On April 2, 2012, the last reported closing sale price of our common stock on the New York Stock Exchange was $24.90 per share.

		Price Range		Percentage of High Sales Price to NAV(2)	Percentage of Low Sales Price to NAV(2)
	NAV(1)	High	Low
Year ended December 31, 2012
Second Quarter (to April 2, 2012)	*	$24.90	$24.90	*	*
First Quarter	*	$25.61	$21.18	*	*
Year ended December 31, 2011
Fourth Quarter	$15.19	$21.24	$17.03	140%	112%
Third Quarter	14.49	19.39	15.98	134	110
Second Quarter	14.24	19.03	17.99	134	126
First Quarter	13.90	19.71	17.86	142	128

		Price Range		Percentage of High Sales Price to NAV(2)	Percentage of Low Sales Price to NAV(2)
	NAV(1)	High	Low
Year ended December 31, 2010
Fourth Quarter	$13.06	$18.19	$16.01	139%	123%
Third Quarter	12.73	16.90	14.78	133	116
Second Quarter	12.21	16.90	13.71	138	112
First Quarter	11.95	16.14	13.95	135	117
Year ended December 31, 2009
Fourth Quarter	$11.96	$16.35	$13.29	137%	111%
Third Quarter	12.01	14.25	13.03	119	108
Second Quarter	11.80	14.74	9.66	125	82
First Quarter	11.84	10.43	9.07	88	77
Year ended December 31, 2008
Fourth Quarter	$12.20	$11.95	$8.82	98%	72%
Third Quarter	12.49	14.40	11.38	115	91
Second Quarter	13.02	14.40	10.90	111	84
First Quarter	12.87	14.10	12.75	110	99
Year ended December 31, 2007
October 5, 2007 to December 31, 2007(3)	$12.85	$15.02	$13.60	117%	106%

(1)
Net asset value per share, or NAV, is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period. Net asset value has not yet been determined for the first or second quarters of 2012.

(2)
Calculated as the respective high or low share price divided by NAV for such quarter.

(3)
Our stock began trading on October 5, 2007.

        During times of increased price volatility, our common stock may periodically trade below its NAV, which is not uncommon for business development companies. However, market dislocations may create favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. We expect to periodically be presented with attractive opportunities that require us to make an investment commitment quickly, and we may be unable to capitalize on investment opportunities presented unless we are able to quickly raise capital or use our common stock as currency to effectuate these investment transactions. Stockholder approval of the proposal to sell shares below NAV, subject to the conditions detailed below, will provide us with the flexibility to take advantage of those opportunities.

        Our Board of Directors believes that having the flexibility to issue our common stock below NAV in certain instances is in the best interests of our stockholders. If we were unable to take advantage of attractive investment opportunities as they arise, our ability to grow over time and continue to pay sustainable dividends to our stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.

Conditions to Sales Below NAV

        If our stockholders approve this proposal, we will only sell shares of our common stock at a price below NAV if the following conditions are met:

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  a majority of our independent directors who have no financial interest in the sale have approved the sale as being in the best interests of the Company and our stockholders; and

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  a majority of such directors, who are not interested persons of Main Street, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount.

        In addition, the maximum number of shares that we will sell below NAV in each offering is limited to 25% of the Company's outstanding common stock immediately prior to such sale.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, you should consider the potentially dilutive effect of the issuance of shares of our common stock at less than NAV on the net asset value per outstanding share of common stock. Any sale of our common stock at a price below NAV would result in an immediate dilution to our existing stockholders. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder's interest in our earnings and assets and in voting interest than the increase in our assets resulting from such issuance. If this proposal is approved, there would be no limit on the discount to NAV at which shares could be sold; however, our directors will consider the potential dilutive effect of the issuance of shares when considering whether to authorize any such issuance and will act in our and our stockholders best interests in doing so.

        The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of our common stock, and thus any future issuance of our common stock will dilute such stockholders' holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if our current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration on the potential dilutive effect of an offering of our common stock at a price below NAV, please see the table below under the heading "Examples of Dilutive Effect of the Issuance of Shares Below NAV."

        Any sale of substantial amounts of our common stock or other securities in the open market may adversely affect the market price of our common stock and may adversely affect our ability to obtain future financing in the capital markets. In addition, future sales of our common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other stockholders.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

        The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

        The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV) and (3) an offering of 250,000 shares (25% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV). This proposal, if approved, would not limit the discount to NAV at which shares could be sold; however, our directors will consider the potential dilutive effect of the issuance of shares when considering whether to authorize any such issuance and will act in our and our stockholders best interests in doing so.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%
Dilution to Stockholder A
Share Dilution
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,000	(4.00)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(4,000)	—
NAV Dilution per Share
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.60	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.40)	—
Percentage NAV Dilution Experienced by Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(4.00)%

Required Vote

        Pursuant to the 1940 Act, approval of this proposal requires the affirmative vote of: (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of Main Street, which includes directors, officers, employees, and 5% stockholders.

        For purposes of this proposal, the 1940 Act defines "a majority of the outstanding shares" as: (A) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of Main Street are present or represented by proxy; or (B) 50% of the outstanding voting securities of Main Street, whichever is the less. Abstentions will have the effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO
AUTHORIZE US, WITH APPROVAL OF OUR BOARD OF DIRECTORS, TO SELL SHARES OF
OUR COMMON STOCK DURING THE NEXT YEAR AT A PRICE BELOW OUR THEN CURRENT
NET ASSET VALUE PER SHARE, SUBJECT TO THE LIMITATIONS DESCRIBED HEREIN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        For the years ended December 31, 2011 and December 31, 2010, Main Street incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit Fees	$399,004	$359,968
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$399,004	$359,968

        Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

        Audit Related Fees.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

        Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

        All Other Fees.    Fees for other services would include fees for products and services other than the services reported above.

        It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

        We co-invested with Main Street Capital II, LP ("MSC II") in several existing portfolio investments prior to our initial public offering (the "IPO"), but did not co-invest with MSC II subsequent to the IPO and prior to June 2008. In June 2008, we received exemptive relief from the SEC to allow us to resume co-investing with MSC II in accordance with the terms of such exemptive relief. The co-investments among us and MSC II have all been made at the same time and on the same terms and conditions. The co-investments were also made in accordance with Main Street Capital Partners, LLC's conflicts policy and in accordance with the applicable SBIC conflict of interest regulations. MSC II is managed by Main Street Capital Partners, LLC, and Main Street Capital Partners, LLC is wholly owned by us. MSC II is an SBIC fund with similar investment objectives to us and which began its investment operations in January 2006.

        In January 2010, we acquired (i) 87.7% of the total dollar value of partnership interests in MSC II in exchange for shares of our common stock and (ii) 100% of the membership interest in MSC II's general partner for no consideration (the "Exchange Offer Transactions"). MSC II's general partner owns 0.4% of the total dollar value of the partnership interests in MSC II as its general partner. Subsequent to the Exchange Offer Transactions, we acquired an additional 0.5% of the total dollar value of partnership interests in MSC II in exchange for shares of the Company's common stock based on the same formula used in the Exchange Offer Transactions.

        In February 2012, we acquired an additional 8.5% of the total dollar value of partnership interests of MSC II in exchange for shares of our common stock, including an aggregate of 4.9% from (i) six of our executive officers, Messrs. Foster, Reppert, Hyzak, Hartman, Magdol and Stout and entities controlled by them, and (ii) two of our directors, Messrs. Canon and French, in accordance with the terms and conditions of an exemptive relief order the Company received from the SEC for such transaction (such purchases from our executive officers and directors and entities controlled by them, collectively, the "Affiliate Purchases"). In accordance with the SEC exemptive relief order, and as approved by our Board of Directors, our officers and directors and entities controlled by them received an aggregate 98,632 shares of our common stock with an approximate value of $2.3 million on the date of the transaction in exchange for their partnership interests in MSC II, including (i) Mr. Foster who received 62,010 shares of our common stock with an approximate value of $1.4 million, (ii) Mr. Reppert and an entity controlled by him who received an aggregate 10,878 shares of our common stock with an approximate value of $0.3 million, and (iii) Mr. Canon who received 9,064 shares of our common stock with an approximate value of $0.2 million. Messrs. Hyzak, Hartman, Magdol, Stout and French, or entities controlled by them, each received shares of our common stock valued at less than $120,000 in the Affiliate Purchases. In March 2012, we acquired an additional 3.0% of the total dollar value of partnership interests of MSC II from limited partners not affiliated with us in exchange for shares of our common stock. Including partnership interests acquired in February and March of 2012, we own 100% of the total dollar value of partnership interests in MSC II, including through our 100% ownership of the membership interest in MSC II's general partner.

        In addition, during the year ended December 31, 2011, one of our wholly owned subsidiaries, Main Street Capital Partners, LLC, received $2.5 million from MSC II for providing investment advisory services to MSC II.

        On March 24, 2011, we completed an underwritten public offering of 4,025,000 shares of our common stock at a price of $18.35 per share. The underwriters of this offering were Morgan Keegan & Company, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Robert W. Baird & Co. Incorporated, Janney Montgomery Scott LLC and Sanders Morris Harris Inc. Don A. Sanders, who beneficially owned approximately 5% of our common stock at the time of the offering, was the Vice Chairman of Sanders Morris Harris Inc., now known as The Edelman Financial

Group Inc. In connection with the offering, Sanders Morris Harris Inc. received underwriting fees of approximately $330,000.

Review, Approval or Ratification of Transactions with Related Parties

        In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

        In accordance with the New York Stock Exchange corporate governance listing standards, the Audit Committee of our Board of Directors reviews and approves or ratifies any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

        In addition, our code of business conduct and ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests. Our code of business conduct and ethics is available at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our Web site.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2011.

 STOCKHOLDERS' PROPOSALS

        Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2013 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 13, 2012. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

        In addition, any stockholder who intends to submit a proposal for consideration at our 2013 Annual Meeting, whether or not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than October 14, 2012 or later than December 13, 2012 and (2) satisfy specified requirements.

By Order of the Board of Directors,
JASON B. BEAUVAIS Secretary

Dated: April 12, 2012

 PRIVACY NOTICE

        We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.

        We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

        We do not share this information with any non-affiliated third party except as described below.

  •
  The People and Companies that Make Up Main Street.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

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  Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

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  Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Michael Appling, Jr. O Joseph E. Canon O Arthur L. French O J. Kevin Griffin O Vincent D. Foster O Todd A. Reppert 2. Proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share, subject to certain limitations described in the accompanying proxy statement. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3 and "3 Years" for Proposal 4. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF MAIN STREET CAPITAL CORPORATION June 14, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20630000000000000000 6 061412 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.mainstcapital.com/reports.php

14475 MAIN STREET CAPITAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON HELD ON JUNE 14, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Vincent D. Foster and Jason B. Beauvais as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Main Street Capital Corporation held of record by the undersigned on April 2, 2012, at the Annual Meeting of the Stockholders to be held at 1330 Post Oak Boulevard, Second Floor-Central Plains Room, Houston, Texas, or any adjournment or postponement thereof. The undersigned acknowledges receipt of Main Street Capital's Annual Report for the year ended December 31, 2011 and the Notice of 2012 Annual Meeting of Stockholders and related Proxy Statement. This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described below before the Annual Meeting. Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named above to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the Proxy Statement and Proxy Voting Instructions. Thank you for voting. (Continued and to be signed on the reverse side)